UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 17, 2011

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2011, Informatica Corporation (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with VII Pacific Shores Investors, L.L.C. to purchase certain parcels of real estate located at 2000 and 2100 Seaport Boulevard, Redwood City, California (the “Property”). The Property consists of two office buildings of approximately 290,305 square feet and the associated 11.626 acres of land located on 4 parcels, including the parcels on which the buildings are located. The purchase price for the Property is approximately $154.2 million, of which approximately $7.6 million has been deposited into escrow. The Company will pay the balance of the purchase price at closing, which is expected to occur in December 2011, subject to the satisfaction of closing conditions and the execution of certain ancillary agreements. The Company retains the right to terminate the Purchase Agreement at any time prior to the closing, subject to the forfeit of the deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 23, 2011		INFORMATICA CORPORATION

	By:	/s/ EARL E. FRY
Earl E. Fry Chief Financial Officer, Chief Administration Officer and EVP, Global Customer Support